NEITHER THIS SECURITY NOR ANY SECURITY INTO WHICH IT MAY BE CONVERTED HAS
BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT") OR APPLICABLE STATE SECURITIES LAWS. NEITHER THIS SECURITY NOR ANY SECURITY INTO WHICH IT MAY BE CONVERTED NOR ANY INTEREST OR PARTICIPATION HEREIN OR THEREIN MAY BE REOFFERED, SOLD, ASSIGNED, TRANSFERRED, PLEDGED, ENCUMBERED OR OTHERWISE DISPOSED OF AT ANY TIME IN THE ABSENCE OF SUCH REGISTRATION OR UNLESS SUCH TRANSACTION IS EXEMPT FROM REGISTRATION.

     THE HOLDER OF THIS NOTE HAS DESIGNATED ANDERSON & STRUDWICK, INCORPORATED, AS HIS, HER OR ITS ATTORNEY-IN-FACT TO ENGAGE DIRECTLY WITH THE COMPANY IN ALL DEALINGS THAT ARE NECESSARY OR APPROPRIATE IN CONNECTION WITH ANY MATTER PERTAINING TO THE NOTE, INCLUDING, BUT NOT LIMITED TO, ANY CONSENTS THAT THE COMPANY MAY SEEK FROM THE HOLDER OF THIS NOTE.

                      TRANSNATIONAL FINANCIAL NETWORK, INC.
                            a California corporation

                   8.5% CONVERTIBLE SUBORDINATED NOTE DUE 2015


                                                      San Francisco, California
$_________                                            January 12, 2005



     FOR VALUE RECEIVED, TRANSNATIONAL FINANCIAL NETWORK, INC., a California corporation (the "Company"), hereby promises to pay to __________________ (the "Holder"), or registered assigns, subject to conversion as described below, the principal sum of $____________ on January 12, 2015 ("Maturity"), together with interest at eight and one-half percent (8.5%) per annum.

         1.       The Note.
                  --------

                  a. Related Transaction. This Note is issued pursuant to and is entitled to the benefits and subject to the conditions of that certain Note Purchase Agreement, dated January 12, 2005, among the Company and the Holder and which Anderson & Strudwick, Incorporated (the "Placement Agent") served as the placement agent, as the same may be amended from time to time. If the Placement Agent has been designated as Holder's attorney-in-fact to engage directly with the Company in dealings that are necessary or appropriate in connection with this Note, the Company shall ensure that all notices or deliveries required to be given or made to the Holder are made to the Placement Agent as required by the Purchase Agreement.

                  b. Payment of Interest. The Company promises to pay interest on the principal amount of this Note at 8.5% per annum from the date hereof until maturity. The Company will pay interest quarterly in arrears on or before January 15, April 15, July 15, and October 15 of each year beginning April 15, 2005 (each an "Interest Payment Date"). Interest on the Notes will accrue from the most recent date to which interest has been paid. Interest will be computed on the basis of a 360-day year of twelve 30-day months.

                  c. Method of Payment. The Company will pay interest on the Note (except defaulted interest) to the registered Holders at the close of business on the December 31, March 31, June 30, and September 30 (each a "Record Date") next preceding the Interest Payment Date, even if such Notes are canceled after such record date and on or before such Interest Payment Date. The Notes will be payable as to principal and interest at the office or agency of the Company maintained for such purpose or, at the option of the Company, payment of interest may be made by check mailed to the Holders at their addresses set forth in the register of Holders. Such payment shall be in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts.

                  d. Delinquency in Interest Payment. If any payment of interest due to the Holder hereunder shall not be paid when due and shall remain unpaid for more than five (5) business days after the due date, then, without any further notice or demand, in addition to and not in limitation of any rights or remedies which the Holder may otherwise have, the Company shall pay the Holder a late charge computed at the rate of eighteen percent (18%) per annum of the amount not paid to cover the extra expense and inconvenience to the Holder of ensuring payment of such delinquent amount. Additionally, should the Company be more than 100 days delinquent in its payment of any interest then due or fail to pay the entire principal amount of this Note within 10 days following Maturity, then the Holder of this Note may convert this Note into Common Stock of the Company as described in Section 4(f)(x), below.

                  e. Default. The occurrence of any of the following events shall constitute a default hereunder: (i) the failure to make any payments, whether principal, interest or other payment, of any of the undersigned's liabilities hereunder when the same shall be due and such failure continues for 5 business days after notice thereof by the Holder; (ii) the Company's failure to observe and perform in all material respects any of the covenants or agreements on its part to be observed or performed under this Note and such failure continues for five (5) business days after notice thereof to the Holder;
(iii) the dissolution, suspension of business for any reason or insolvency (no matter how such insolvency may be evidenced) of the Company; (iv) the bankruptcy, insolvency, reorganization, receivership, arrangement or commencement or filing of other similar proceedings by the Company or against the Company which, if such proceeding shall be filed against the Company, the Company shall not discharge within ninety (90) days after the filing thereof under any state or federal law or if the Company shall (a) become insolvent (which term is defined for purposes hereof as the failure to meet its obligations as the same shall fall due and without payment for a period of 45 days), (b) make an assignment for the benefit of creditors or (c) apply for, consent to or suffer the appointment of a custodian, receiver or trustee for any part of its property or assets; (vi) the sale, lease, transfer or other disposition, whether voluntary or involuntary, of all or substantially all of the Company's property or assets without adequate provision for the payment of all sums due hereunder; or (vii) the issuance of a writ, warrant or order of attachment or garnishment against a material portion (material portion shall mean 10% or more) of the Company's property or assets. Upon the happening of a default, the Holder may declare the entire unpaid principal balance under this
Note immediately due and payable without any further notice, demand or presentment and may exercise, without any further notice, demand or presentment, any of its rights hereunder. In the event that the Holder or any subsequent holder of this Note shall exercise or endeavor to exercise any of its remedies hereunder, the Company shall pay on demand all reasonable costs and expenses incurred in connection therewith, including, without limitation, reasonable attorney's fees and the Holder may take judgment for all such amounts in addition to all other sums due hereunder. In addition to the foregoing and any other rights and remedies provided at law or in equity, in the event of an occurrence of such a default, the Holder may forthwith exercise singly, concurrently, successively or otherwise any and all rights and remedies available to the Holder by law, equity, hereunder or otherwise.

                  f. Notice of Default. The Company shall promptly give notice to the Holder of the occurrence of any default or any event which would be or become a default if any requirement for the giving of notice, the lapse of time, or both, or any other condition has been satisfied, accompanied by a statement of a senior financial officer of the Company setting forth the details of the occurrence referred to therein and stating what action the Company proposes to take with respect thereto.

         2. Subordination. The Notes are subordinated and junior in right of payment to Senior Indebtedness, as defined below. Senior Indebtedness must be paid in full before any payment of principal may be made in respect of the Notes. Each Holder by accepting a Note agrees to and shall be bound by such subordination and authorizes and directs the Company to give it effect and appoints the Secretary of the Company as attorney-in-fact for such purpose. The term "Senior Indebtedness" shall mean all existing subordinated debt outstanding and all existing and future warehouse, quicksale or gestation lines of credit. As of July 31, 2004, there was $1,512,000 subordinated debt outstanding and warehouse lines (including quicksale facilities) of credit with a maximum capacity of $60 million, all of which will rank superior to the convertible subordinated debt offered herein.

         3. Optional Redemption. The Notes shall be subject to redemption, at the option of the Company, in whole or in part, for a period of 18 months from the date they are issued, upon not less than 30 nor more than 60 days' notice mailed to each Holder to be redeemed at his address appearing in the note register, in amounts of $1,000 or an integral multiple of $1,000, at 120% of the principal amount, plus accrued interest to but excluding the date fixed for redemption (subject to the right of Holders of record on the relevant Record Date to receive interest due on an interest payment date that is on or prior to the date fixed for redemption). The Note shall be subject to redemption, at the option of the Company, in whole or in part, at any time on or between months 19 and 24, upon not less than 30 nor more than 60 days' notice mailed to each Holder to be redeemed at his address appearing in the note register, in amounts of $1,000 or an integral multiple of $1,000, at 115% of the principal amount, plus accrued interest to but excluding the date fixed for redemption (subject to the right of Holders of record on the relevant Record Date to receive interest due on an interest payment date that is on or prior to the date fixed for redemption). Furthermore, the Note shall be subject to redemption, at the option of the Company, in whole or in part, at any time on or after the Notes have been issued for 2 years and prior to maturity, upon not less than 30 nor more than 60 days' notice mailed to each Holder to be redeemed at his address appearing in the note register, in amounts of $1,000 or an integral multiple of $1,000, at 110% of the principal amount, plus accrued interest to but excluding the date fixed for redemption (subject to the right of Holders of record on the relevant Record Date to receive interest due on an interest payment date that is on or prior to the date fixed for redemption). Any partial redemption shall be made on a pro rata basis. On and after the redemption date interest ceases to accrue on Notes or portions thereof called for redemption.

For example, if during the period from the date of issuance through July 12, 2006, the Company determines to redeem a $10,000 Note, then the Holder of the Note shall receive accumulated interest through the date one day prior to the redemption date and shall receive $12,000, representing a return of principal in the amount of $10,000, plus a redemption premium of $2,000. If during the period after July 12, 2006, but before January 12, 2007, the Company determines to redeem a $10,000 Note, then the Holder of the Note shall receive accumulated interest through the date one day prior to the redemption date and shall receive $11,500, representing a return of principal in the amount of $10,000, plus a redemption premium of $1,500. If during the period after January 12, 2007 the Company determines to redeem a $10,000 note, then the Holder of the Note shall receive accumulated interest through the date one day prior to the redemption date and shall receive $11,000, representing a return of principal in the amount of $10,000, plus a redemption premium of $1,000.

         4.       Conversion.
                  ----------

                  a. Conversion into Common Stock. The Holder of this Note is entitled, at his option, at any time on or before the maturity (except that, in case this Note or any portion hereof shall be called for redemption within the first 18 months from the date of the Notes issuance (i.e., the Company can preempt this conversion privilege by calling the Note or any portion thereof within the first 18 months from the date of the Note[s] issuance), such right shall terminate with respect to this Note or portion hereof, as the case may be, so called for redemption at the close of business on the fifth day (or if not a business day, the next succeeding day) preceding the date fixed for redemption, unless the Company fails to pay the redemption price, plus interest accrued to the redemption date) to convert the principal amount of this Note (or any portion hereof which is $1,000 or an integral multiple thereof) into shares of Common Stock of the Company.

                  b. Conversion Price. The number of shares of Common Stock issuable upon conversion shall be equal to the principal amount of this Note, or such portion thereof, divided by the conversion price in effect at the time of conversion (the "Current Conversion Price") and rounded to the nearest one-hundredth of a share. The initial conversion price shall be $1.00 per share of Common Stock.

                  c. Mechanics of Conversion. In order to exercise the conversion privilege, the Holder shall surrender this Note, together with the conversion notice hereon duly executed, to the Company at its office or agency maintained for that purpose, accompanied (if so required by the Company) by instruments of transfer, in form satisfactory to the Company, duly executed by the Holder or by his duly authorized attorney in writing. No payment or adjustment is to be made on conversion of this Note for interest accrued hereon [or for dividends on shares of Common Stock issued on conversion]. The Holder of this Note at the close of business on a Record Date will be entitled to receive the interest payable on this Note (unless this Note has been called for redemption on a redemption date between such Record Date and such Interest Payment Date) on the corresponding Interest Payment Date, notwithstanding the conversion hereof. The Company is not required to issue fractional shares upon any such conversion, but shall pay a cash adjustment equal to such fractional interest. The conversion price is subject to adjustment, from time to time, as provided below.

                  d. Adjustment of Conversion Price. If and whenever on or after the date hereof, the Company issues or sells, or in accordance with the terms hereof is deemed to have issued or sold any shares of Common Stock for a consideration per share less than the Conversion Price in effect immediately prior to the time of such issue or sale; provided that such issuance or sale is not in connection with an "Exempted Transaction", as defined below, then immediately upon such issue or sale or deemed issue or sale, the Conversion Price shall be reduced to the lowest net price per share at which any such share of Common Stock has been issued or sold or is deemed to have been issued or sold.

                  e. Exempted Transactions. Notwithstanding the foregoing, there shall be no adjustment in the Conversion Price as a result of the following events, each an "Exempted Transaction": (i) the acquisition of another corporation or entity by the Company by merger, purchase of substantially all the assets or other reorganization as a result of which the Company or its shareholders prior to the transaction own more than 50% of the voting power of the resulting corporation or other entity; (ii) equipment leases or borrowings, direct or indirect, from financial or other institutions regularly engaged in such business; (iii) the issuance of shares of Common Stock, options, warrants or rights convertible into such Common Stock, to employees, consultants or directors of the Company pursuant to the Company's 2000 Stock Incentive Plan or any other incentive agreement or arrangement that was approved by a majority of the members of the Compensation Committee of the Board of Directors, or if no such committee exists, then the majority of the non-employee directors of the Company; (iv) a transaction in which the Company licenses any intellectual property to be used in the business of the Company; or (v) a strategic joint venture or alliance between the Company and another party to which the securities are issued, or an affiliate thereof (vi) the acquisition by another corporation or entity of the Company directly or indirectly by merger, including a reverse merger, purchase of substantially all the assets or other reorganization as a result of which the Company or its shareholders prior to the transaction own less than 50% of the voting power of the resulting corporation or other entity; (vii) any warrants or options issued to the underwriters in connection with a public offering of debt, equity or hybrid financial instrument on behalf of the Company or its successor(s); (viii) the issuance of stock, warrants or options, which by their terms would trigger an Adjustment to the Conversion Price, if such issuance or issuances individually or cumulatively within any twelve consecutive month period is less than or equal to two percent of the Company's then issued and outstanding shares.

                  f. Adjustments to Conversion Price. For purposes of determining the Conversion Price following a transaction that is not an Exempted Transaction, the following shall be applicable.

                         (i) Issuance of Options. If the Company in any manner
grants or sells any options and the price per share for which Common Stock is issuable upon the exercise of such options is less than the Conversion Price in effect immediately prior to the time of the granting or sale of such options, then the total maximum number of shares of Common Stock issuable upon the exercise of such options shall be deemed to be outstanding and to have been issued and sold by the Company at the time of the granting or sale of such options for such price per share. For the purposes of this subsection, the "price per share for which Common Stock is issuable" shall be determined by dividing (A) the total amount, if any, received or receivable by the Company as consideration for the granting or sale of such options, plus the minimum aggregate amount of additional consideration payable to the Company upon exercise of all such option, by (B) the total maximum number of shares of Common Stock issuable upon the exercise of such options.

                         (ii) Issuance of Convertible Securities. If the Company
in any manner issues or sells any securities convertible into shares of Common Stock and the price per share for which Common Stock is issuable upon conversion or exchange thereof is less than the Conversion Price in effect immediately prior to the time of such issue or sale, then the maximum number of shares of Common Stock issuable upon conversion or exchange of such convertible securities shall be deemed to be outstanding and to have been issued and sold by the Company at the time of the issuance or sale of such convertible securities for such price per share. For the purposes of this subsection, the "price per share for which Common Stock is issuable" shall be determined by dividing (A) the total gross amount (before related offering expenses) received or receivable by the Company as consideration for the issue or sale of such convertible securities, plus the minimum aggregate amount of additional consideration, if any, payable to the Company upon the conversion or exchange thereof; by (B) the total maximum number of shares of Common Stock issuable upon the conversion or exchange of all such convertible securities. No further adjustment of the Conversion Price shall be made when Common Stock is actually issued upon the conversion or exchange of such convertible securities, and if any such issue or sale of such convertible securities is made upon exercise of any options for which adjustments of the conversion price had been or are to be made pursuant to other provisions of this section, no further adjustment of the Conversion Price shall be made by reason of such issue or sale.

                         (iii) Change in Option Price or Conversion Rate. If the
exercise price provided for in any outstanding options changes at any time, the Conversion Price in effect at the time of such change shall be immediately adjusted to the Conversion Price which would have been in effect at such time had such options provided for such changed purchase price at the time initially granted. If the additional consideration, if any, payable upon the conversion or exchange of any outstanding convertible securities or the rate at which any outstanding convertible securities are convertible into or exchangeable for Common Stock changes at any time, the Conversion Price in effect at the time of such change shall be immediately adjusted to the Conversion Price which would have been in effect at such time had such convertible securities provided for such changed additional consideration or conversion rate at the time initially issued or sold. Notwithstanding the foregoing, if such adjustment as described herein would result in an increase of the Conversion Price then in effect, such adjustment shall not be effective until 30 days after written notice thereof has been given by the Company to the Holder.

                         (iv) Treatment of Expired Options and Unexercised
Convertible Securities. Upon the expiration of any option or the termination of any right to convert or exchange any convertible security without the exercise of any such option or right, the Conversion Price then in effect hereunder shall be adjusted immediately to the Conversion Price which would have been in effect at the time of such expiration or termination had such option or convertible security, to the extent outstanding immediately prior to such expiration or termination, never been issued; provided that if such expiration or termination would result in an increase in the Conversion Price then in effect, such increase shall not be effective until 30 days after written notice thereof has been given to the Holder.

                         (v) Record Date. If the Company takes a record of the
holders of Common Stock for the purpose of entitling them (A) to receive a dividend or other distribution payable in Common Stock, options or in convertible securities or (B) to subscribe for or purchase Common Stock, options or convertible securities, then such record date shall be deemed to be the date of the issue or sale of the shares of Common Stock deemed to have been issued or sold upon the declaration of such dividend or upon the making of such other distribution or the date of the granting of such right of subscription or purchase, as the case may be.

                         (vi) Subdivision or Combination of Common Stock. If the
Company at any time subdivides (by any stock split stock dividend, recapitalization or otherwise) one or more classes of its outstanding shares of Common Stock into a greater number of shares, the Conversion Price in effect immediately prior to such subdivision shall be proportionately reduced, and if the Company at any time combines (by reverse stock split or otherwise) one or more classes of its outstanding shares of Common Stock into a smaller number of shares, the Conversion Price in effect immediately prior to such combination shall be proportionately increased.

                         (vii) Reorganization, Reclassification, Consolidation,
Merger or Sale. Any recapitalization, reorganization, reclassification, consolidation, merger, sale of all or substantially all of the Company's assets or other transaction, in each case which is effected in such a manner that the holders of Common Stock are entitled to receive (either directly or upon subsequent liquidation) stock, securities or assets with respect to or in exchange for Common Stock, is referred to herein as an "Organic Change". Prior to the consummation of any Organic Change, the Company shall make appropriate provisions to insure that the Holder shall thereafter have the right to acquire and receive, in lieu of or in addition to (as the case may be) the Conversion Shares immediately theretofore acquirable and receivable upon the conversion of this Note, such shares of stock, securities or assets as such holder would have received in connection with such Organic Change if the Holder had converted this
Note immediately prior to such Organic Change.

                         (viii) Certain Events. If any event occurs of the type
contemplated by the provisions of this Note but not expressly provided for by such provisions (including, without limitation, the granting of stock appreciation rights, phantom stock rights or other rights with equity features), except any included under the Exempted Transactions section, then the Company's Board of Directors shall make an appropriate adjustment in the Conversion Price so as to protect the rights of the Holder; provided that no such adjustment shall increase the Conversion Price as otherwise determined pursuant to this section or decrease the number of Conversion Shares issuable upon conversion of this Note.

                         (ix) Payment Default. Should the Company be more than
100 days delinquent in its payment of any interest then due or fail to pay the entire principal amount of this Note within 10 days following Maturity (the "Material Default Date"), then the Current Conversion Rate shall equal the lesser of (x) the Current Conversion Price immediately prior to such time, or
(y) the per share net tangible book value on the Material Default Date, as verified by a nationally or regionally recognized independent auditing firm as reasonably agreed upon by the Company and the Placement Agent. For the purposes of this Section 4(f)(ix), net tangible book value shall mean the stated equity of the Company minus goodwill.

                  g. No Impairment. The Company will not, by amendment of its Articles of Incorporation or through any reorganization, recapitalization, transfer of assets, consolidation, merger, dissolution, issue or sale of securities or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms to be observed or performed hereunder by the Company but will at all times in good faith assist in the carrying out of all the provisions of this Section 4 and in the taking of all such action as may be necessary or appropriate in order to protect the conversion rights of the holders of the Notes against impairment.

                  h. Taxes on Conversion. The issue of share certificates on conversion of this Note shall be made without charge to the converting Holder for any tax in respect of the issue thereof. The Company shall not, however, be required to pay any tax which may be payable in respect of any transfer involved in the issue and delivery of shares in any name other than that of the Holder, and the Company shall not be required to issue or deliver any certificate in respect of Conversion Shares unless and until the person or persons requesting the issuance thereof shall have paid to the Company the amount of such tax or shall have established to the satisfaction of the Company that such tax has been paid.

                  i. Reservation of Conversion Securities. The Company agrees that the Company will at all times have authorized and reserved, and will keep available, solely for issuance or delivery upon the conversion of this Note, the shares of Common Stock and other securities and properties as from time to time shall be receivable upon the conversion of this Note.

                  j. No Rights as Stockholders. Prior to the conversion of this Note, the Holder of this Note shall not be entitled to any rights of a stockholder of the Company, including, without limitation, the right to vote, to receive dividends or other distributions or to exercise any preemptive rights, and shall not be entitled to receive any notice of any proceedings of the Company, except as provided herein or as otherwise agreed.

         6. Registration Rights. The Holder shall not be entitled to registration rights with respect to the Conversion of Shares.

         7. Transfer. Subject to the provisions of the legend above, this Note is freely transferable, in whole or in part, by the Holder, and such transferee shall have the same rights hereunder as the Holder. The Company may not assign or delegate any of its obligations under this Note without the prior written consent of the Holder (or its successor, transferee or assignee). Upon surrender of this Note for transfer or exchange, a new Note or new Notes of the same tenor, dated the date to which interest has been paid on the surrendered Note and in an aggregate principal amount equal to the unpaid principal amount of the Note so surrendered, will be issued to and registered in the name of the transferee or transferees. The Company may treat the person in whose name this
Note is registered as the owner hereof for the purpose of receiving payments and for all other purposes.

         8. Note Register. This Note is transferable only upon the books of the Company which it shall cause to be maintained for such purpose. Subject to
Section 1(a) above, the Company may treat the registered holder of this Note as the Holder appears on the Company's books at any time as the Holder for all purposes.

         9. Parity of Notes. In the event any other holder of Notes issued contemporaneously with this Note elects to accelerate the Notes held by such holder as a result of an Event of Default, the Company shall notify the Holder of this Note of such event and all holders of Notes issued contemporaneously with this Note shall be deemed to have equal parity.

         10. Loss, Etc., of Note. Upon receipt of evidence satisfactory to the Company of the loss, theft, destruction or mutilation of this Note, and of indemnity reasonably satisfactory to the Company if lost, stolen or destroyed, and upon surrender and cancellation of this Note if mutilated, and upon reimbursement of the Company's reasonable incidental expenses, the Company shall execute and deliver to the Holder a new Note of like date, tenor and denomination.

         11. Amendment, Waiver Etc., By Holders. The terms of this Note may be amended or waived upon the written consent of the Company and the Holder.

         12. Governing Law. This Note shall be governed by and construed in accordance with the laws of the State of California.

         13. Waiver. The Company hereby waives presentment, demand, notice of nonpayment, protest and all other demands and notices in connection with the delivery, acceptance, performance or enforcement of this Note. If an action is brought for collection under this Note, the Holder shall be entitled to receive all costs of collection, including, but not limited to, its reasonable attorneys' fees.


         WITNESS the following signature and seal:


                       TRANSNATIONAL FINANCIAL CORPORATION


                       By:
                       --------------------------------------------------
                        Joseph Kristul
                        Chief Executive Officer


[Corporate Seal]